UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
F&G Annuities & Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-2487422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Grand Avenue, Suite 2600, Des Moines Iowa	50309
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.950% Senior Notes due 2053	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275750 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
A description of F&G Annuities & Life, Inc.’s (“F&G”) 7.950% Senior Notes due 2053 to be registered hereby is contained under the caption "Description of the Notes" in the prospectus, dated November 29, 2023, as filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(4) under the Securities Act of 1933 with respect to F&G's Registration Statement on Form S-1 (File No. 333-275750), and such prospectus is incorporated herein by reference.
Item 2. Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of January 13, 2023, among F&G, the guarantors named therein and Citibank, N.A., as trustee (incorporated by reference to Exhibit No. 4.1 to F&G’s Current Report on Form 8-K, filed with the SEC on January 13, 2023).

4.2
Second Supplemental Indenture, dated as of January 26, 2023, between CF Bermuda Holdings Limited and Citibank, N.A., as trustee (incorporated by reference to Exhibit No. 4.3 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

4.3	Form of Third Supplemental Indenture relating to the 7.950% Senior Notes due 2053, among F&G Annuities & Life, Inc., the guarantors named therein and Citibank, N.A., as trustee.
4.4	Form of 7.950% Senior Note due 2053 (included in Exhibit 4.3).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

F&G Annuities & Life, Inc.

Date: November 30, 2023	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: General Counsel & Secretary